Exhibit 99.1

Ace Marketing and Influential Media Launch New Website www.NotebookOfLove.com on Ace’s Proprietary Platform

NEW YORK, NY March 22, 2013 /PRNewswire/ -- Ace Marketing & Promotions, Inc. (OTCQB: AMKT) is pleased to announce today that @Notebook (Notebook of Love), one of the top 200 accounts on Twitter, has partnered with the team of Ace Marketing and Influential Media to launch a new e-commerce site designed to provide a unique way to engage and monetize their more than 4 million followers.

NotebookOfLove.com is the first of a series of e-commerce properties to be developed under a recently signed agreement between Ace and Influential. As part of the agreement, the e-commerce properties will be created utilizing Ace’s proprietary CMS technologies and will target deep fan engagement with Influential’s owned or managed Twitter properties. The Influential managed properties aggregate more than 30 million followers and represent highly segmented demographic groups.

As a Twitter “Verified” account, @Notebook is Twitter’s largest relationship-focused community, and boasts over 4.3 million followers, 93,000 likes on Facebook, and drives greater than 20,000 follower engagements per day. Notebook of Love is a highly targeted community of interest, as 85% of the followers are women between the ages of 14 and 34.

According to Ace Co-CEO, Michael Trepeta, “The launch of NotebookOfLove.com is the culmination of many months of planning and development work. Our technology is providing a whole new way for Twitter Influencers to engage their followers, expand the brand experience and, of course, to open new revenue streams for the Influencer.”

The e-commerce site will drive revenue via advertising, custom fan merchandise and affiliate product sales. The Ace Marketing platform provides a proprietary ad serving engine that allows for serving of ads directly from the platform or from any third party network.

Ryan Detert, one of the Partners of Influential Media added, “We are proud to be at the forefront of creating innovative streams of revenue for our Twitter Influencers.

ABOUT “ACE”

Ace Marketing & Promotions, Inc. is a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media. The Company’s 3 business divisions are: Ace Marketing (Integrated Marketing Technologies), Venn Media (Integrated Website Development and Social Media Platform) and Mobiquity Networks (Location Based Mobile Marketing Network). For more information you can visit:

www.acemarketing.net	www.appliedmarketingtechnologies.net

www.vennmedia.net	www.mobiquitynetworks.com

ABOUT “Influential Media Group LLC”

Located on Sunset Blvd in Hollywood, CA, we own and manage accounts on Twitter that have over 30 million followers. Because of our unparalleled network and partners, we are able to build followers and monetize accounts. We drive engagement for celebrities and brands, and use our network for strategic partnerships. Our Specialties include; Social Media, Twitter, Engagement, Influence, Impressions, Ad Serving, Content, Celebrities, Trending Topics, Twitter Analytics, Demographic targeting and Building Followers.

http://www.influentialmediagroup.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:

Ace Marketing & Promotions, Inc.	Influential Media Group, LLC
Legend Securities, Inc.	Ryan Detert
Thomas Wagner	E: ryan@influentialmediagroup.com
800-385-5790
718-233-2627
E:twagner@legendsecuritiesinc.com